Exhibit 99.1

RealPage Reports First Quarter 2019 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--May 6, 2019--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

  GAAP total revenue of $234.3 million, an increase of 16% year-over-year;
  Net income of $11.3 million, or $0.12 in net income per diluted share, a year-over-year increase of 3% and decrease of 8%, respectively;
  Adjusted EBITDA of $65.2 million, an increase of 20% year-over-year; and
  Non-GAAP net income of $37.6 million, or $0.40 in non-GAAP net income per diluted share, a year-over-year increase of 21% and 8%, respectively.

Comments on the News

“Solid first quarter financial performance was driven by demand for our strategic platform,” said Steve Winn, Chairman and CEO of RealPage. “During 2019, we will continue to leverage the power of our platform to turn data into action. Our innovations in 2019 such as our recently launched AI Screening and Go Direct Marketing Suite, enable our clients to take actions that significantly increase their revenue, reduce their cost and optimize their risk.”

“First quarter financial performance was strong as total revenue grew 16%, while adjusted EBITDA grew 20%,” said Tom Ernst, CFO and Treasurer of RealPage. “A primary focus for RealPage during 2019 will be optimizing Yes-To-Success, which begins the moment that a client gives us the verbal green light, to the ongoing use of our platform post implementation. To accomplish this, we are increasing our process transparency and structures to drive efficiency, reduce friction points and unlock value creation more quickly.”

2019 Financial Outlook

RealPage management expects to achieve the following results during the second quarter ending June 30, 2019:

  GAAP total revenue is expected to be in the range of $241.9 million to $243.9 million;
  GAAP net income per diluted share is expected to be in the range of $0.10 to $0.12;
  Non-GAAP total revenue is expected to be in the range of $242.0 million to $244.0 million;
  Adjusted EBITDA is expected to be in the range of $67.0 million to $69.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.42 to $0.44;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.0 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2019:

  GAAP total revenue is expected to be in the range of $982 million to $1 billion;
  GAAP net income per diluted share is expected to be in the range of $0.48 to $0.56;
  Non-GAAP total revenue is expected to be in the range of $982 million to $1 billion;
  Adjusted EBITDA is expected to be in the range of $276 million to $285 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.71 to $1.79;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.8 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5:00 p.m. EDT today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view presentation slides at https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/30246/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,100 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the second quarter and calendar year ending December 31, 2019, that we will continue to leverage the power of our platform to turn data into action, innovations in 2019 that will enable clients to take actions to significantly increase their revenue, reduce their cost and optimize their risk, such as our AI Screening and the GoDirect Marketing Suite, and our focus on optimizing Yes-To-Success and increasing process transparency and structures to drive efficiency, reduce friction points and unlock value creation more quickly. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue, (2) depreciation, (3) amortization of product technologies, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) interest expense, net, (7) income tax expense (benefit), and (8) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and loss on disposal of assets, (2) acquisition-related expense, and (3) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax (benefit) expense, (2) acquisition-related deferred revenue, (3) asset impairment and loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) acquisition-related expense, (8) amortization of convertible note discount, and (9) stock-based expense, less (10) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Weighted Average Diluted Shares Outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Weighted Average Diluted Shares Outstanding" as weighted average diluted shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. In 2018 and for 2019 guidance purposes, the company uses a Non-GAAP tax rate of 26% to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets and impairment of indefinite-lived intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets - Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment - This represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of these items facilitates a more accurate comparison of our results of operations between periods as these items are not reflective of our ongoing operations.
  Acquisition-related (income) expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Amortization of the convertible note discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$252,657	$228,159
Restricted cash	103,768	154,599
Accounts receivable, less allowances of $7,943 and $8,850 at March 31, 2019 and December 31, 2018, respectively	125,068	123,596
Prepaid expenses	19,702	19,214
Other current assets	11,383	15,185
Total current assets	512,578	540,753
Property, equipment, and software, net	153,956	153,528
Right-of-use assets	91,023	-
Goodwill	1,052,725	1,053,119
Intangible assets, net	271,642	287,378
Deferred tax assets, net	40,295	42,602
Other assets	22,197	20,393
Total assets	$2,144,416	$2,097,773

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,756	$25,312
Accrued expenses and other current liabilities	85,956	95,482
Current portion of deferred revenue	121,536	120,704
Current portion of term loans	16,133	16,133
Convertible notes, net	295,862	-
Customer deposits held in restricted accounts	103,763	154,601
Total current liabilities	653,006	412,232
Deferred revenue	4,160	4,902
Term loans, net	283,659	287,582
Convertible notes, net	-	292,843
Lease liabilities, net of current portion	105,795	-
Other long-term liabilities	12,421	37,190
Total liabilities	1,059,041	1,034,749
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized, 95,998,176 and 95,991,162 shares issued and 94,733,242 and 93,650,127 shares outstanding at March 31, 2019 and December 31, 2018, respectively	96	96
Additional paid-in capital	1,167,950	1,187,683
Treasury stock, at cost: 1,264,934 and 2,341,035 shares at March 31, 2019 and December 31, 2018, respectively	(33,753)	(65,470)
Accumulated deficit	(47,546)	(58,793)
Accumulated other comprehensive loss	(1,372)	(492)
Total stockholders’ equity	1,085,375	1,063,024
Total liabilities and stockholders’ equity	$2,144,416	$2,097,773

Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
On demand	$226,519	$193,300
Professional and other	7,787	8,001
Total revenue	234,306	201,301
Cost of revenue(1)	90,194	72,837
Amortization of product technologies	9,514	8,295
Gross profit	134,598	120,169
Operating expenses:
Product development(1)	29,897	29,040
Sales and marketing(1)	44,823	37,680
General and administrative(1)	28,143	27,090
Amortization of intangible assets	9,836	8,089
Total operating expenses	112,699	101,899
Operating income	21,899	18,270
Interest expense and other, net	(5,980)	(7,670)
Income before income taxes	15,919	10,600
Income tax expense (benefit)	4,647	(301)
Net income	$11,272	$10,901

Net income per share attributable to common stockholders:
Basic	$0.12	$0.13
Diluted	$0.12	$0.13
Weighted average common shares outstanding:
Basic	91,490	81,166
Diluted	95,561	84,817

(1) Includes stock-based expense as follows:
	Three Months Ended
	March 31,
	2019	2018
Cost of revenue	$1,331	$835
Product development	2,480	2,163
Sales and marketing	5,350	3,541
General and administrative	5,752	3,779
	$14,913	$10,318

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$11,272	$10,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,824	23,260
Amortization of debt discount and issuance costs	3,234	3,012
Amortization of right-of-use assets	3,005	-
Deferred taxes	2,550	(1,154)
Stock-based expense	14,913	10,318
Loss on disposal and impairment of other long-lived assets	286	942
Change in fair value of equity investment	(2,600)	-
Acquisition-related consideration	405	402
Change in customer deposits	(50,252)	16,277
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(6,645)	6,813
Net cash provided by operating activities	3,992	70,771

Cash flows from investing activities:
Purchases of property, equipment, and software	(10,873)	(12,660)
Purchase of other investment	-	(1,800)
Net cash used in investing activities	(10,873)	(14,460)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,033)	(3,103)
Payments on finance lease obligations	(769)	(114)
Payments of acquisition-related consideration	(11,412)	(776)
Proceeds from exercise of stock options	1,877	5,038
Purchase of treasury stock related to stock-based compensation	(5,016)	(8,450)
Net cash used in financing activities	(19,353)	(7,405)
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,234)	48,906
Effect of exchange rate on cash	(99)	(127)

Cash, cash equivalents and restricted cash:
Beginning of period	382,758	165,345
End of period	$356,425	$214,124

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non- GAAP Financial Measures” section.
	Three Months Ended
	March 31,
	2019	2018
Revenue (GAAP)	$234,306	$201,301
Acquisition-related deferred revenue	224	313
Non-GAAP Total Revenue	$234,530	$201,614

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Gross profit (GAAP)	$134,598	$120,169
Acquisition-related deferred revenue	224	313
Depreciation	3,671	2,934
Amortization of product technologies	9,514	8,295
Stock-based expense	1,331	835
Adjusted Gross Profit	$149,338	$132,546

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Net income (GAAP)	$11,272	$10,901
Acquisition-related deferred revenue	224	313
Depreciation, asset impairment, and loss on disposal of assets	8,760	7,818
Amortization of product technologies and intangible assets	19,350	16,384
Change in fair value of equity investment	(2,600)	-
Acquisition-related expense	29	1,007
Interest expense, net	8,581	7,721
Income tax expense (benefit)	4,647	(301)
Stock-based expense	14,913	10,318
Adjusted EBITDA	$65,176	$54,161

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Product development expense (GAAP)	$29,897	$29,040
Less: Stock-based expense	2,480	2,163
Non-GAAP Product Development Expense	$27,417	$26,877

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Sales and marketing expense (GAAP)	$44,823	$37,680
Less: Stock-based expense	5,350	3,541
Non-GAAP Sales and Marketing Expense	$39,473	$34,139

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
General and administrative expense (GAAP)	$28,143	$27,090
Less: Asset impairment and loss on disposal of assets	286	942
Acquisition-related expense	29	1,007
Stock-based expense	5,752	3,779
Non-GAAP General and Administrative Expense	$22,076	$21,362

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non- GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Operating expense (GAAP)	$112,699	$101,899
Less: Asset impairment and loss on disposal of assets	286	942
Amortization of intangible assets	9,836	8,089
Acquisition-related expense	29	1,007
Stock-based expense	13,582	9,483
Non-GAAP Operating Expense	$88,966	$82,378

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
Operating income (GAAP)	$21,899	$18,270
Acquisition-related deferred revenue	224	313
Asset impairment and loss on disposal of assets	286	942
Amortization of product technologies and intangible assets	19,350	16,384
Acquisition-related expense	29	1,007
Stock-based expense	14,913	10,318
Non-GAAP Operating Income	$56,701	$47,234

Non-GAAP Net Income

Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Non-GAAP Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2019	2018
Net income (GAAP)	$11,272	$10,901
Income tax expense (benefit)	4,647	(301)
Income before income taxes	15,919	10,600

Acquisition-related deferred revenue	224	313
Asset impairment and loss on disposal of assets	286	942
Amortization of product technologies and intangible assets	19,350	16,384
Change in fair value of equity investment	(2,600)	-
Acquisition-related expense	29	1,007
Amortization of convertible note discount	2,676	2,524
Stock-based expense	14,913	10,318
Non-GAAP income before income taxes	50,797	42,088
Assumed rate for income tax expense (1)	26.0%	26.0%
Assumed provision for non-GAAP income tax expense	13,207	10,943
Non-GAAP Net Income	$37,590	$31,145

Net income per diluted share	$0.12	$0.13
Non-GAAP net income per diluted share	$0.40	$0.37

Weighted average outstanding shares - basic	91,490	81,166
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	95,561	84,817
Dilution offset from convertible note hedge transactions	(2,207)	(1,319)
Non-GAAP diluted weighted average shares outstanding (2)	93,354	83,498

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2019	2018
On demand revenue (GAAP)	$226,519	$193,300
Acquisition-related deferred revenue	224	313
Non-GAAP On Demand Revenue	$226,743	$193,613

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
			Three Months Ended
			March 31,
			2019	2018
Ending on demand units			16,401	13,173
Average on demand units			16,310	13,088

ACV			$912,060	$779,446
RPU			$55.61	$59.17

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three months ending June 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$241,865	$243,865	$981,580	$999,580
Acquisition-related deferred revenue	135	135	420	420
Non-GAAP Total Revenue	$242,000	$244,000	$982,000	$1,000,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three months ending June 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$9,385	$11,565	$46,210	$54,370
Income tax expense	3,130	3,850	18,870	22,210
Income before income taxes	12,515	15,415	65,080	76,580

Acquisition-related deferred revenue	135	135	420	420
Asset impairment and loss on disposal of assets	-	-	300	300
Amortization of product technologies and intangible assets	20,150	19,950	79,300	78,700
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related expense	250	150	300	200
Amortization of convertible note discount	2,720	2,720	10,960	10,960
Stock-based expense	17,100	16,900	64,800	64,200
Non-GAAP income before income taxes	52,870	55,270	218,560	228,760
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	13,746	14,370	56,826	59,478
Non-GAAP Net Income	$39,124	$40,900	$161,734	$169,282

Net income per diluted share	$0.10	$0.12	$0.48	$0.56
Non-GAAP net income per diluted share	$0.42	$0.44	$1.71	$1.79

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,495	96,495	97,220	97,220
Dilution offset from convertible note hedge transactions	(2,475)	(2,475)	(2,470)	(2,470)
Non-GAAP diluted weighted average shares outstanding (2)	94,020	94,020	94,750	94,750

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending June 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$9,385	$11,565	$46,210	$54,370
Acquisition-related deferred revenue	135	135	420	420
Depreciation, asset impairment, and loss on disposal of assets	8,800	8,600	35,600	35,000
Amortization of product technologies and intangible assets	20,150	19,950	79,300	78,700
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related expense	250	150	300	200
Interest expense, net	8,050	7,850	33,100	32,500
Income tax expense	3,130	3,850	18,870	22,210
Stock-based expense	17,100	16,900	64,800	64,200
Adjusted EBITDA	$67,000	$69,000	$276,000	$285,000

(1)	A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com